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                                                                    EXHIBIT 10.1

                ACCENTURE LTD 2001 EMPLOYEE SHARE PURCHASE PLAN
                         (As amended September 4, 2001)

1.       Purpose of the Plan

                  The purpose of the Plan is to give Eligible Employees of the Company and its Subsidiaries the ability to share in the Company's future success. The Company expects that it will benefit from the added interest which such Eligible Employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success.

2.       Definitions

               The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

               (a)  Act: The Securities Exchange Act of 1934, as amended, or any
                    ---
                    successor thereto.

               (b)  Beneficial Owner: A "beneficial owner", as such term is
                    ----------------
                    defined in Rule 13d-3 under the Act (or any successor rule thereto).

               (c)  Board: The Board of Directors of the Company.
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               (d)  Change in Control: The occurrence of any of the following
                    -----------------
                    events:

                    (i) any Person (other than (A) a Person holding securities representing 10% or more of the combined voting power of the Company's outstanding securities as of the date that the Company completes an initial public offering (a "Pre-Existing Shareholder"), (B) the Company (if permitted by relevant law), any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or
                    (C) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company, representing (I) 20% or more of the combined voting power of the Company's then-outstanding securities and (II) more of the combined voting power of the Company's then-outstanding securities than the Pre-Existing Shareholders in the aggregate;

                    (ii) during any period of twenty-four consecutive months (not including any period prior to the date that the Company completes an initial public offering), individuals who at the beginning of such period constitute the Board, and any new director (other than a director nominated by any Person (other than the Board) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a

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                    Change in Control under (i), (iii) or (iv) of this Section
                    2(d)) whose election by the Board or nomination for election by the Company's shareholders has been approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                    (iii) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which the Company is involved, other than a merger, consolidation or amalgamation which would result in the shareholders of the Company immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity), in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or amalgamation; or

                    (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

               (e)  Code: The Internal Revenue Code of 1986, as amended, or any
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                    successor thereto.

               (f)  Committee: A committee of the Board that has been designated
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                    by the Board to administer the Plan.

               (g)  Company: Accenture Ltd, an exempted company registered in
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                    Bermuda under Number EC 30090.

               (h)  Compensation: Base salary, annual bonuses, commissions,
                    -------------
                    overtime and shift pay, in each case prior to reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code. Notwithstanding the foregoing, Compensation shall exclude severance pay, stay-on bonuses, long-term bonuses, retirement income, Change in Control payments, contingent payments, income derived from share options, share appreciation rights and other equity-based compensation and other forms of special remuneration.

               (i)  Effective Date: The date the Board and the shareholders of
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                    the Company approve the Plan.

               (j)  Eligible Employee: An individual who is eligible to
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                    participate in the Plan pursuant to Section 5 of the Plan.

               (k)  Fair Market Value: On a given date, (i) if there should be a
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                    public market for the Shares on such date, the arithmetic
                    mean of the high and low prices


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                    of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the "NASDAQ"), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used; and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

               (l)  Maximum Share Amount: Subject to applicable law, the maximum
                    --------------------
                    number of Shares that a Participant may purchase on any given Purchase Date, as determined by the Committee in its sole discretion.

               (m)  Offering Date: The first date of an Offering Period.
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               (n)  Offering Period: A period of time established by the
                    ---------------
                    Committee from time to time not to exceed 27 months. The Offering Period may be evidenced by such documents as may be determined by the Committee in its sole discretion.

               (o)  Option: A share option granted pursuant to Section 7 of the
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                    Plan.

               (p)  Participant: An Eligible Employee who elects to participate
                    -----------
                    in the Plan pursuant to Section 6 of the Plan.

               (q)  Participating Subsidiary: A Subsidiary of the Company that
                    ------------------------
                    is selected to participate in the Plan by the Committee in its sole discretion.

               (r)  Payroll Deduction Account: An account to which payroll
                    -------------------------
                    deductions of a Participant, or other payments made by a Participant to the extent provided by the Committee, are credited under Section 9(c) of the Plan.

               (s)  Person: A "person", as such term is used for purposes of
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                    Section 13(d) or 14(d) of the Act (or any successor section thereto).

               (t)  Plan: The Accenture Ltd 2001 Employee Share Purchase Plan.
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               (u)  Plan Broker: A stock brokerage or other financial services
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                    firm designated by the Committee in its sole discretion.

               (v)  Purchase Date: The last date of an Offering Period, or such
                    -------------
                    earlier date as determined by the Committee in its sole discretion.


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               (w)  Purchase Price: The purchase price per Share, as determined
                    --------------
                    pursuant to Section 8 of the Plan.

               (x)  Shares: Class A common shares of the Company.
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               (y)  Subsidiary: Any entity that, directly or indirectly, is
                    ----------
                    controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee; provided, however, that if the Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, "Subsidiary" shall mean a "subsidiary corporation" as defined in Section 424(f) of the Code (or any successor section thereto).

               (z)  US$25,000 Limit: The calendar year limit defined in
                    ---------------
                    Section 9(a) of the Plan.

3.       Shares Subject to the Plan

                  The total number of Shares which may be issued or transferred under the Plan is 75,000,000. The Shares may consist, in whole or in part, of unissued Shares or previously issued Shares. The issuance or transfer of Shares pursuant to the Plan shall reduce the total number of Shares available under the Plan.

4.       Administration

                  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part as it determines; provided, however, that the Board may, in its sole discretion, take any action designated to the Committee under this Plan as it may deem necessary. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

5.       Eligibility

                  Any individual who is an employee of the Company or of a Participating Subsidiary is eligible to participate in the Plan, except that the Committee may exclude (either generally or by reference to a subset thereof) from participation:

               (a) employees whose customary employment is twenty (20) hours or less per week within the meaning of Section 423(b)(4)(B) of the Code;


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                                                                               5

               (b) employees whose customary employment is for not more than five (5) months in any calendar year within the meaning of
                    Section 423(b)(4)(C) of the Code;

               (c) employees who, if granted an Option would immediately thereafter own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of its parent or Subsidiary corporation within the meaning of Section 423(b)(3) of the Code. For purposes of this Section 5(c), the rules of
                    Section 424(d) of the Code shall apply in determining share ownership of an individual, and Shares which the employee may purchase under outstanding Options shall be treated as Shares owned by the employee; and

               (d) employees who are highly compensated employees within the meaning of Section 414(q) of the Code.

6.       Election to Participate

                  The Committee shall set forth procedures pursuant to which Eligible Employees may elect to participate in a given Offering Period under the Plan.

7.       Grant of Option on Enrollment

                  With respect to an Offering Period, each Participant shall be granted an Option to subscribe for or purchase (as of the Purchase Date) a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing the amount accumulated in such Participant's Payroll Deduction Account during such Offering Period by the Purchase Price.

8.       Purchase Price

                  The Purchase Price at which a Share will be issued or sold for a given Offering Period shall be established by the Committee, but shall in no event be less than eighty-five percent (85%) of the lesser of:

               (a)  the Fair Market Value of a Share on the Offering Date; or

               (b)  the Fair Market Value of a Share on the Purchase Date.

9.       Payment of Purchase Price; Changes in Payroll Deductions; Issuance of
         Shares

               Subject to Sections 10 and 11 of the Plan:

               (a) Unless otherwise determined by the Committee, payroll deductions (to the extent permitted by applicable local law) shall be made on each day that a Participant is paid during an Offering Period. The total deductions during an Offering Period shall be made as a percentage of the Participant's Compensation paid during such Offering Period in one percent (1%)

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                    increments, from one percent (1%) to ten percent (10%) of
                    such Participant's Compensation, as elected by the Participant; provided, however, that no Participant shall be permitted to purchase Shares under this Plan (or under any "employee stock purchase plan", within the meaning of
                    Section 423(b) of the Code, of the Company or any of its Subsidiaries) with an aggregate Fair Market Value (as determined pursuant to Section 423 of the Code) in excess of US$25,000 for any one calendar year within the meaning of
                    Section 423(b)(8) of the Code (the "US$25,000 Limit"). Unless otherwise determined by the Committee, for a given Offering Period, payroll deductions shall commence on the Offering Date and shall end on the related Purchase Date, unless sooner altered or terminated as provided in the Plan.

               (b) A Participant shall not change the rate of payroll deductions once an Offering Period has commenced. The Committee shall specify procedures by which a Participant may increase or decrease the rate of payroll deductions for subsequent Offering Periods.

               (c) All payroll deductions made with respect to a Participant shall be credited to the Participant's Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and, to the extent permitted by applicable local law, no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, to the extent permitted by applicable local law. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant's Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

               (d) On each Purchase Date, the Company shall apply all funds then in the Participant's Payroll Deduction Account to purchase Shares (in whole and/or fractional Shares, as the case may be), up to the US$25,000 Limit or, if less, the Maximum Share Amount, pursuant to the Option granted on the Offering Date for that Offering Period. In the event the funds in the Participant's Payroll Deduction Account exceed the lesser of (i) the US$25,000 Limit or (ii) the amount necessary to purchase the Maximum Share Amount, such excess shall be returned, without interest (to the extent permitted by applicable local law), to the Participant. In the event that the number of Shares to be purchased by all Participants in any Offering Period exceeds the number of Shares then available for issuance under the Plan, (i) the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Committee shall, in its sole discretion, determine to be equitable and (ii) all funds not used to purchase Shares on the Purchase Date shall be

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                                                                               7

                    returned, without interest (to the extent permitted by applicable local law), to the Participants.

               (e) As soon as practicable following the end of each Offering Period, the number of Shares purchased by each Participant shall be deposited into an account established in the Participant's name with the Plan Broker. Unless otherwise permitted by the Committee in its sole discretion, dividends that are declared on the Shares held in such account shall be reinvested in whole or fractional Shares.

               (f) At any time after the 24 month period following the relevant Offering Date, the Participant may (i) transfer the Participant's Shares to another brokerage account of the Participant's choosing or (ii) request in writing that such Shares be transferred to the Participant with respect to the whole Shares in the Participant's Plan Broker account and that any fractional Shares remaining in such account be paid in cash to the Participant. The Committee may require, in its sole discretion, that the Participant bear the cost of transferring such Shares.

               (g) The Participant shall have no interest or voting right in the Shares covered by the Participant's Option until such Option is exercised and the Shares in question are registered in the name of the Participant.

10.      Withdrawal

                  Each Participant may withdraw from participation in respect of an Offering Period or from the Plan under such terms and conditions as are established by the Committee in its sole discretion. Upon a Participant's withdrawal from participation in respect of any Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned, without interest (to the extent permitted by applicable local law), to such Participant, and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. Such Participant shall be permitted to participate in subsequent Offering Periods pursuant to such terms and conditions established by the Committee in its sole discretion.

11.      Termination of Employment

                  A Participant shall cease to participate in the Plan upon the Participant's termination of employment for any reason. All payroll deductions credited to the former Participant's Payroll Deduction Account as of the date of such termination shall be (a) in the event such termination is due to a transfer to a Subsidiary, applied to the purchase of Shares on the next Purchase Date, or
(b) in the event such termination is due to any reason other than (a) above, returned, without interest (to the extent permitted by applicable local law), to such former Participant or to the former Participant's designated beneficiary, as the case may be, and such former Participant or beneficiary shall have no future rights in any unexercised Options under the Plan, unless the former Participant again becomes an Eligible Employee.

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12.      Adjustments Upon Certain Events

                  Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the
Plan:

               (a)  Generally. In the event of any change in the outstanding
                    ---------
                    Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, amalgamation, spin-off or combination transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to
                    (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the number or kind of Shares or other securities subject to outstanding Options, (iii) the Purchase Price and/or (iv) any other affected terms of such Options.

               (b)  Change in Control. In the event of a Change in Control, the
                    ------------------
                    Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Option as of the date of the consummation of the Change in Control.

13.      Nontransferability

                  Options granted under the Plan shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.

14.      No Right to Employment

                  The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

15.      Amendment or Termination of the Plan

                  The Plan shall continue until the earliest to occur of the following: (a) termination of the Plan by the Board, (b) issuance of all of the Shares reserved for issuance under the Plan, or (c) the tenth anniversary of the Effective Date. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which (x) without the approval of the shareholders of the Company, would (except as is provided in Section 12 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or (y) without the consent of a Participant, would impair any of the rights or obligations under any Option theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

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16.      Tax Withholding

                  The Company shall have the right to withhold from a Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes. Unless the Committee specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), or (b) having Shares equal to the minimum statutory withholding rate withheld by the Company from any Shares that otherwise would have been received by the Participant.

17.      International Participants

                  With respect to employees of the Company or any entity that, directly or indirectly, is controlled by the Company, and any entity in which the Company has a significant equity interest, in either case as determined by the Committee, who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such employees in order to conform such terms with the provisions of local law, and the Committee may, where appropriate, establish one or more plans to reflect such amended or varied provisions.

18.      Notices

                  All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Company in care of its General Counsel at:

                  Accenture Ltd
                  1661 Page Mill Road
                  Palo Alto, CA 94304
                  Telecopy: (650) 213-2956
                  Attn:  General Counsel

(or, if different, the then current principal business address of the duly appointed General Counsel of the Company) and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

19.      Choice of Law

                  The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof.

20.      Effectiveness of the Plan

                  The Plan shall be effective as of the Effective Date.